                                                                    Exhibit 6.33
                       SECOND AMENDMENT OF LEASE AGREEMENT

PARTIES:
-------

This Second Amendment of Lease Agreement is entered into this 1st day of February, 1998, by and between ROEBBELEN LAND COMPANY , A California limited partnership, (hereinafter referred to as the "Landlord"), and FOOD EXTRUSION, INC., (hereinafter referred to as the "Tenant").

RECITALS:
--------

Landlord and Tenant entered into a written Lease Agreement, (hereinafter referred to as the "Lease"), in July, 1996, which was amended by a First Amendment of Lease Agreement dated September 4, 1996, for the lease of certain premises located at 1261 Hawks Flight Court, Suites D, E, and F, El Dorado Hills, California 95762 (hereinafter referred to as the "Premises").

Effective October 1, 1997, Landlord and Tenant verbally agreed to convert the payment of rent from annual payments to monthly payments equal to one-twelfth of the annual payments as hereinafter provided.

Effective February 1, 1998, Landlord and Tenant verbally agreed to expand the size of the Premises to include the space commonly known as the Roebbelen gymnasium, (hereinafter referred to as the "Expansion Area"), for which Tenant agreed to pay Landlord additional rent for the remaining term of the Lease. In addition, Landlord agreed to pay Tenant an allowance for construction of an access doorway into the Expansion Area large enough to accommodate a forklift.

TERMS:
-----

NOW, THEREFORE, the parties agree as follows:

a. Retroactive to October 1, 1997, and continuing through the remaining term of the Lease, rent will be paid in monthly installments equal to one-twelfth of each annual payment. Except for the additional rent for the Expansion Area, the total amount of the rent will be unchanged such that the total monthly payments will equal the total annual payments. Rent will be due on the first day of each month and will be delinquent on the fifteenth day of each month.

b. Effective February 1, 1998, the area of the Premises will include the Expansion Area. The new area of the Premises will be:

     Original area         10,080 square feet
     Expansion area         1,307
                           ------
     Total New             11,387 square feet

c.   Monthly rent for the Expansion Area will be:

     February 1, 1998 through September 30, 1998            $522.80
     October 1, 1998 through September 30, 2000             $535.87
     October 1, 2000 through September 30, 2002             $549.27
     October 1, 2002 through September 30, 2004             $563.00
     October 1, 2004 through September 30, 2006             $577.07

     Reference the attached "Rent Rider" for annual and per square foot rent information.

d.   Total monthly rent for the Total New Area will be:

     October 1, 1997, through January,  31, 1998       $3,976.00
     February  1, 1998 through September 30, 1998      $4,498.80
     October  1, 1998 through September 30, 2000       $4,611.27
     October 1, 2000 through September 30, 2002        $4,726.55
     October 1, 2002 through  September 30, 2004       $4,844.72
     October 1, 2004 through September 30, 2006        $4,965.83

         Reference the attached "Rent Rider" for annual per square foot rent information.

e. Within thirty days after completion of work, Landlord will pay Tenant the actual cost of construction, but not to exceed $3,000.00, of a doorway into the Expansion Area from the original Premises. The doorway shall be large enough to accommodate a forklift. Landlord shall have the right to review and approve construction drawings prior to the start of construction. Tenant shall contract with a licensed contractor directly for the work.

All other terms and conditions of the Lease shall remain the same.


IN WITNESS WHEREOF, this Amendment of Lease has been duly executed by the parties as of the date first above written.

Landlord:                               Tenant:
ROEBBELEN LAND COMPANY,                 FOOD EXTRUSION, INC.
A California limited partnership        A Nevada corporation


By:  /s/David Thuleen                    By: /s/Karen Berriman
     ---------------------------              ---------------------------
      David Thuleen                           CFO
      General Partner

                                   RENT RIDER

FOOD EXTRUSION, INC.

          1261 Hawks Flight Court, Suites D,E and F and Expansion Area
                        El Dorado Hills, California 95762

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                                      RENT
------------------------------------------------------------------------------------------------------------------------------------
                                       Office                   Warehouse                Expansion Area            Total
Lease       Date       Rent      Per                       Per                       Per                     Per   Total   Total
Year   From      To    Escalator SF/Mo Total/Mo  Total/Yr  SF/Mo Total/Mo  Total/Yr  SF/Mo Total/Mo Total/Yr SF/Mo /Mo     /Yr
------------------------------------------------------------------------------------------------------------------------------------
 1   10/01/96 09/30/97 N/A       0.75  840.00   10,080.00  0.35  3,136.00  37,632.00 0.00    0.00       0.00 0.35 3,976.00 47,712.00
------------------------------------------------------------------------------------------------------------------------------------
2a   10/01/97 01/31/98 0.00%     0.75  840.00   10,080.00  0.35  3,136.00  37,632.00 0.00    0.00       0.00 0.35 3,976.00 47,712.00
------------------------------------------------------------------------------------------------------------------------------------
2b   02/01/98 09/30/98 0.00%     0.75  840.00   10,080.00  0.35  3,136.00  37,632.00 0.40  522.80   6,273.60 0.40 4,498.80 53,985.60
------------------------------------------------------------------------------------------------------------------------------------
 3   10/01/98 09/30/99 2.50%     0.77  861.00   10,332.00  0.36  3,214.40  38,572.80 0.41  535.87   6,430.44 0.40 4,611.27 55,335.24
------------------------------------------------------------------------------------------------------------------------------------
 4   10/01/99 09/30/00 0.00%     0.77  861.00   10,332.00  0.36  3,214.40  38,572.80 0.41  535.87   6,430.44 0.40 4,611.27 55,335.24
------------------------------------------------------------------------------------------------------------------------------------
 5   10/01/00 09/30/01 2.50%     0.79  882.53   10,590.30  0.37  3,294.76  39,537.12 0.42  549.27   6,591.20 0.42 4,726.55 56,718.62
------------------------------------------------------------------------------------------------------------------------------------
 6   10/01/01 09/30/02 0.00%     0.79  882.53   10,590.30  0.37  3,294.76  39,537.12 0.42  549.27   6,591.20 0.42 4,726.55 56,718.62
------------------------------------------------------------------------------------------------------------------------------------
 7   10/01/02 09/30/03 2.50%     0.81  904.59   10,855.06  0.38  3,377.13  40,525.55 0.43  563.00   6,755.98 0.43 4,844.72 58,136.59
------------------------------------------------------------------------------------------------------------------------------------
 8   10/01/03 09/30/04 0.00%     0.81  904.59   10,855.06  0.38  3,377.13  40,525.55 0.43  563.00   6,755.98 0.43 4,844.72 58,136.59
------------------------------------------------------------------------------------------------------------------------------------
 9   10/01/04 09/30/05 2.50%     0.83  927.20   11,126.43  0.39  3,461.56  41,538.69 0.44  577.07   6,924.88 0.44 4,965.83 59,590.00
------------------------------------------------------------------------------------------------------------------------------------
10   10/01/05 09/30/06 0.00%     0.83  927.20   11,126.43  0.39  3,461.56  41,538.69 0.44  577.07   6,924.88 0.44 4,965.83 59,590.00
------------------------------------------------------------------------------------------------------------------------------------

Notes: The Premises as delivered to the Tenant by the Landlord consisted of improved office space of 1,120 square feet and Standard warehouse space of 8,960 square feet and the expansion area of 1,307 square feet.

         Office Area                1,120   sf
         Warehouse Area             8,960
         Expansion Area             1,307
                           --------------
               Total               11,387